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                                                                   EXHIBIT 10.48



                                 [AUSPEX LOGO]



                                                        FOR INFORMATION CONTACT:
                                                              INVESTOR RELATIONS
                                                                  (408) 566-2213



      AUSPEX ANNOUNCES TRANSFER OF STOCK LISTING TO NASDAQ SMALLCAP MARKET


SANTA CLARA, CA - September 27, 2002 - Auspex Systems, Inc. (NASDAQ: ASPX), (the "Company") a leader in the Network Attached Storage market, today reported that NASDAQ approved its application to have its Common Stock traded on the NASDAQ SmallCap Market. This transfer will be effective at the opening of business on September 30, 2002. The Company's Common Stock will continue to trade under the symbol ASPX.

The Company was previously notified that it did not comply with the requirements for continued listing on the NASDAQ National Market System. "We decided to apply voluntarily for trading on the SmallCap Market which allows us to maintain our focus on near term business objectives. We believe the transfer to the SmallCap Market is in the best interests of our shareholders as it will better protect the trading continuity of the stock as we pursue these business objectives," said Peter R. Simpson, Chief Financial Officer.

The statements in this press release regarding our belief that our change to a listing on the Small Cap Market will allows us to maintain our focus on near term business objectives and to protect the trading continuity of the stock are forward-looking statements based on current information and expectations and involve a number of risks and uncertainties. Actual results and events may differ materially from those projected in such statements due to various factors, including but not limited to: general economic conditions affecting the Company, the Company's ability to satisfy the continued listing requirements for its Common Stock on the Nasdaq Small Cap Market or to accomplish a return to listing as a Nasdaq National Market security. For more information concerning these and other possible risks, please refer to the Company's Form 10-K, Forms 10-Q and other filings with the Securities and Exchange Commission. These filings can be accessed over the Internet at http://www.sec.gov.



                              AUSPEX SYSTEMS, INC.

            2800 SCOTT BOULEVARD - SANTA CLARA, CALIFORNIA 95050 USA
         - TELEPHONE: 408/566-2000 - FAX: 408/566-2020 - WWW.AUSPEX.COM


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ABOUT AUSPEX

Auspex is the Network Attached Storage (NAS) server choice of Fortune 1000 customers in the semiconductor, software development, oil and gas exploration, automotive, aerospace, communications, publishing, entertainment, animation, and financial services industries. Its products are designed for storage applications requiring secure NT and UNIX data sharing from a single data image, server consolidation or continuous network data availability. The Company excels in enterprise-level [multi-terabyte] NAS solutions and services. Visit the company's web site at www.auspex.com.



                              AUSPEX SYSTEMS, INC.

            2800 SCOTT BOULEVARD - SANTA CLARA, CALIFORNIA 95050 USA
         - TELEPHONE: 408/566-2000 - FAX: 408/566-2020 - WWW.AUSPEX.COM